UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2012

SONORA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11

Rinconada de los Pirules,

Guadalupe, Zacatecas

          Mexico, 98619

(Address of principal executive office)

702.509.5049

(Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2012, Sonora Resources Corp. (“Sonora or the Company”) closed a private placement for gross aggregate proceeds of $740,000. The private placement consisted of the sale of an aggregate of 3,700,000 shares of the Company’s common stock at a price of $0.20 per share.  Subscribers included First Majestic Silver Corp. (NYSE:AG, TSX:FR) (which invested $350,000) and an officer of First Majestic Silver Corp.  The shares issued under the private placement are restricted under applicable securities laws and are not freely tradable. First Majestic Silver Corp. is an existing shareholder, which now owns 13,750,000 shares of common stock or 14.6% of the Company’s common stock on a fully diluted basis.

A Company shareholder cancelled 13.5 million restricted shares of common stock as a further condition of the funding.

Finally, Coventry Capital LLC converted Demand Promissory Notes totaling $605,000 and accrued interest of $32,440 into 2,549,760 shares of restricted common stock at US$0.25 per share.

The Company plans to use the proceeds of the private placement for the development of the Ayones, Jalisco, Los Amoles and Corazon projects in Mexico.

The Subscription Agreement and the Conversion Notice will be attached as exhibits to the Form 10-Q for the three months ended May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: May 7, 2012	By:	/s/ Mark Scott
Mark Scott
Chief Financial Officer